EXHIBIT 107.1
Calculation of Filing Fee Table
Form S-8
(Form Type)
Goosehead Insurance, Inc.
(Exact name of registration as specified in its charter)
Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)(2)	Proposed Maximum Offering Price per Unit(3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(4)
Equity	Class A common stock, $0.01 par value per share, reserved for issuance under the Registrant’s Omnibus Incentive Plan	Rule 457(c) and Rule 457(h)	1,500,000	$65.95	$98,917,500	0.0000927	$9,169.65
Equity	Class A common stock, $0.01 par value per share, reserved for issuance under the Registrant’s Employee Stock Purchase Plan	Rule 457(c) and Rule 457(h)	10,000	$65.95	$659,450	0.0000927	$61.13
Total Offering Amounts							$9,230.78
Total Fee Offsets							$ ----
Net Fee Due							$9,230.78
(1)This Registration Statement on Form S-8 (this “Registration Statement”) covers additional shares of Class A common stock of Goosehead Insurance, Inc. (the “Registrant”) (i) authorized for issuance under the Goosehead Insurance, Inc. Amended and Restated Omnibus Incentive Plan (the “Omnibus Plan”) and the Goosehead Insurance, Inc. Employee Stock Purchase Plan (the “ESPP,” together with the Omnibus Plan, the “Plans”); and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), any additional shares of the Registrant’s Class A common stock that may become issuable under the Plans by reason of any stock dividend, stock split or other similar transaction.
(2)Represents additional shares of the Registrant’s Class A common stock reserved for issuance under the Plans pursuant to the provisions of each of the Plans that provide for automatic annual increases in the number of shares reserved for issuance under the Plans.
(3)Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the average of the high ($68.62) and low ($63.27) prices of the Registrant's Class A Common Stock as reported on the Nasdaq Global Select Market on March 8, 2022.
(4)Rounded up to the nearest penny.